ADDENDUM TO CONSULTING AGREEMENT

THIS ADDENDUM to Consulting Agreement made effective as of the 13th of November, 2014 (the “Effective Date”)

BETWEEN:

CANNABIS SCIENCE, INC., a Corporation duly incorporated pursuant to the laws of the State of Nevada and having an office at 6946 N Academy Blvd, Suite B #254, Colorado Springs, CO 80918

AND:

Harpreet Hayer, with an address of Suite 900 – 555 Burrard St, Vancouver, BC V7X 1M8

WHEREAS

A.

Cannabis Science, Inc. (“CS”) and Harpreet Hayer (“HH”) previously entered into a Consulting Agreement dated November 5, 2013 (the “CA”) and attached hereto as Appendix “A”;

B.

Cannabis Science wishes to clarify compensation due to HH under the CA; and

C.

The parties wish to clarify how consulting fees are to be paid to HH.

NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereby agree to amend the Asset Purchase Agreement as follows:

1.

HH shall be immediately compensated and issued the sum of five million (5,000,000) S-8 registered free-trading shares of common stock in Cannabis Science, Inc. (OTCBB: CBIS) for the second year of services under the CA that started on November 5, 2014.

IN WITNESS WHEREOF this Addendum has been executed and delivered by the parties on the 13th day of November, 2014.

CANNABIS SCIENCE, INC.

CONSULTANT

Per:   /s/ Raymond C. Dabney

Per:    /s/ Harpreet Hayer

________________________

______________________________

Raymond C. Dabney, President

Harpreet Hayer

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Appendix “A”

Consulting Agreement

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